UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California

94086

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On September 30, 2014 (the “Closing Date”), Viveve, Inc. (“Viveve”), the wholly-owned subsidiary of Viveve Medical, Inc. (the “Company”), entered into a Loan and Security Agreement and an Intellectual Property Security Agreement with Square 1 Bank (the “Lender”), and the Company executed an Unconditional Guaranty in favor of the Lender and issued to the Lender a warrant (the “Warrant”) for the purchase of the Company’s common stock.

Loan and Security Agreement (the “Loan Agreement”). Pursuant to the Loan Agreement, the Lender provided a term loan to Viveve in the amount of up to $5 million (the “Loan”). The proceeds of the Loan are to be distributed in three tranches. The first tranche of $2.5 million was provided to Viveve on October 1, 2014. The proceeds from the first tranche were used to repay in full the indebtedness owed by Viveve to Oxford Finance LLC in the amount of $1,630,536, and the balance is to be used by Viveve for working capital purposes and general capital expenditures. The second tranche of $1.5 million may be drawn on by Viveve at any time during the period beginning on the date that Viveve provides evidence acceptable to the Lender of at least 50% enrollment in the OUS Clinical Trial and ending on January 31, 2015. The third tranche of $1 million may be drawn on by Viveve at any time during the period beginning on the date that Viveve has provided (i) evidence acceptable to the Lender of positive interim 3-month results from the OUS Clinical Trial and (ii) a favorable call from 5AM Ventures related to an additional investment in Viveve, and ending on June 30, 2015. The proceeds from tranche 2 and tranche 3 are to be used for general working capital purposes and for capital expenditures. Interest accrues at a fixed per annum rate equal to the Basic Rate, as defined in the Loan Agreement, in effect on the date of any tranche 1 advance or tranche 2 advance, respectively, plus the Applicable Margin, as defined in the Loan Agreement, not in any case less than 5.0% per annum. Interest accrues on each tranche 3 advance at a fixed per annum rate equal to the Basic Rate, as defined in the Loan Agreement, in effect on the date of the tranche 3 advance plus the Applicable Margin, as defined in the Loan Agreement, not in any case less than 6.5% per annum. Each advance is due to be repaid 42 months after the date of the advance (the “Term Loan Maturity Date”). Interest only is due and payable monthly during the first 12 months of the loan term (the “Interest Only Period”). The principal balance of each advance that is outstanding at the end of the applicable Interest Only Period must be paid in 30 equal monthly installments of principal, plus all accrued interest, beginning on the first day of the first month following the end of the Interest Only Period, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts outstanding in connection with any advance shall be immediately due and payable. Advances, once repaid, may not be reborrowed. During the 18 months following the Closing Date, Viveve may prepay the outstanding principal and accrued interest on all (but not less than all) of any advance, together with a prepayment fee equal to 2% of the outstanding balance of the advance. Events of default which may cause repayment of the Loan to be accelerated include (1) non-payment of any obligation when due, (2) the failure to perform any obligation required under the Loan Agreement, (3) the occurrence of a Material Adverse Event, as defined in the Loan Agreement, (4) the attachment or seizure of a material portion of Viveve’s assets if such attachment or seizure is not released, discharged or rescinded within 20 days, (5) if Viveve becomes insolvent or starts an insolvency proceeding or if an insolvency proceeding is brought by a third party against Viveve and such proceeding is not dismissed within 30 days, (6) if Viveve defaults on or fails to perform any agreement (i) resulting in a right by a third party to accelerate indebtedness in an amount in excess of $100,000, (ii) resulting in the termination of the lease of Viveve’s principal place of business or (iii) that would reasonably be expected to have a Material Adverse Effect, as defined in the Loan Agreement, (7) if a final, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 is rendered against Viveve and remains unsatisfied and unstayed for a period of 45 days, or (8) if any material misrepresentation or material misstatement existed in any warranty or representation set forth in the Loan Agreement or in any certificate delivered to the Lender pursuant to the Loan Agreement or to induce the Lender to enter into the Loan Agreement or any other document. The Loan Agreement creates a first priority security interest in favor of the Lender in the Collateral, as defined in the Loan Agreement and set forth in Exhibit B thereto.

Intellectual Property Security Agreement. The Intellectual Property Security Agreement, which is dated as of September 30, 2014, creates a first priority security interest in all of Viveve’s intellectual property. The security interest granted pursuant to the Intellectual Property Security Agreement is in conjunction with the security interest granted to the Lender under the Loan Agreement and the rights and remedies of the Lender with respect to the security interest granted pursuant to the Intellectual Property Security Agreement are in addition to those set forth in the Loan Agreement.

Unconditional Guaranty. In consideration for the Loan made to Viveve, the Company agreed to unconditionally and irrevocably guarantee the prompt and complete payment of all amounts owed by Viveve to the Lender pursuant to the Loan Agreement and performance by Viveve of its obligations under the Loan Agreement.

Warrant. As additional consideration for the Loan made to Viveve, the Company issued a 10-year Warrant to the Lender for the purchase of 471,698 shares of the Company’s common stock at an exercise price of $0.53 per share. The Warrant includes a cashless exercise provision.

The above are brief descriptions of the Loan Agreement, the Intellectual Property Security Agreement, the Unconditional Guaranty and the Warrant and are qualified in their entirety by the full text of those documents, which are attached as exhibits to this Current Report.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information about the Warrant which is included in Item 1.01 above is incorporated herein by reference.

In issuing the Warrant, the Company relied on Section 4(a)(2) of the Securities Act of 1933, as amended, inasmuch as the Lender is an accredited investor and the Company did not engage in any form of general solicitation or general advertising in conjunction with the issuance of the Warrant.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of September 30, 2014 between Viveve, Inc. and Square 1 Bank
10.2	Intellectual Property Security Agreement dated as of September 30, 2014 between Viveve, Inc. and Square 1 Bank
10.3	Unconditional Guaranty dated as of September 30, 2014 executed by Viveve Medical, Inc. in favor of Square 1 Bank
10.4	Warrant issued by Viveve Medical, Inc. in favor of Square 1 Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2014

VIVEVE MEDICAL, INC.

By:	/s/ Scott Durbin
Scott Durbin, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of September 30, 2014 between Viveve, Inc. and Square 1 Bank
10.2	Intellectual Property Security Agreement dated as of September 30, 2014 between Viveve, Inc. and Square 1 Bank
10.3	Unconditional Guaranty dated as of September 30, 2014 executed by Viveve Medical, Inc. in favor of Square 1 Bank
10.4	Warrant issued by Viveve Medical, Inc. in favor of Square 1 Bank